Exhibit 99.1
ENERGY TRANSFER PARTNERS ANNOUNCES PRICING OF
PUBLIC OFFERING OF COMMON UNITS
DALLAS, TEXAS — January 22, 2009 — Energy Transfer Partners, L.P. (NYSE: ETP) today announced that it has priced a public offering of 6,000,000 common units representing limited partner interests at $34.05 per common unit. Net proceeds from the offering, as well as the related capital contribution from ETP’s general partner to maintain its 2% general partner interest, will be used by ETP to repay approximately $200 million outstanding under its revolving credit facility. ETP expects to use some of the increased availability under the revolving credit facility to finance capital expenditures and other growth projects. The offering is scheduled to close January 27, 2009. ETP also granted the underwriters a 30-day option to purchase up to an aggregate of 900,000 additional common units.
Credit Suisse Securities (USA) LLC, Citi, Morgan Stanley & Co. Incorporated, UBS Investment Bank and Wachovia Capital Markets, LLC are acting as joint book-running managers, and Barclays Capital Inc., Deutsche Bank Securities Inc., Raymond James & Associates, Inc. and RBC Capital Markets Corporation are acting as co-managers. A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:
Credit Suisse Securities (USA) LLC
Attn: Prospectus Dept.
One Madison Avenue
New York, New York 10010
Telephone: 800-221-1037
Citi
Attn: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, NY 11220
Email: batprospectusdept@citi.com
Telephone: 800-831-9146
Morgan Stanley & Co. Incorporated
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, NY 10014
Email: prospectus@morganstanley.com
Telephone: 866-718-1649
UBS Securities LLC
Attn: Prospectus Dept.
299 Park Avenue
New York, NY 10171
Toll-free 888-827-7275
Wachovia Capital Markets, LLC
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, New York 10152
Email: equity.syndicate@wachovia.com
Telephone: 800-326-5897

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.
Energy Transfer Partners, L.P. (NYSE: ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,550 miles of intrastate pipeline in service, with approximately 250 miles of intrastate pipeline under construction. In addition, ETP owns 2,450 miles of interstate pipeline in service, with approximately 250 miles of interstate pipeline under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE: ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700
Media Relations:
Vicki Granado
Gittins & Granado
214-361-0400 direct
214-498-9272 cell
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